Bank of America 1Q16 Financial Results April 14, 2016

1Q16 Highlights • Net income of $2.7B in 1Q16, or $0.21 per diluted common share – Includes negative market-related NII adjustments of $0.07 per share and annual retirement-eligible incentive costs of $0.05 per share 1 • Increased net interest income, excluding market-related adjustments • Loans in primary lending segments grew 11% from 1Q15 2 • Deposits increased 6% from 1Q15 to over $1.2T • Continued progress on key metrics across businesses • Noninterest expense declined $1.0B, or 6%, from 1Q15 • Asset quality remains strong • Record capital and liquidity levels ____________________ 1 See note A on slide 28 for definition of market-related NII adjustments. 2 Includes Consumer Banking, Global Wealth & Investment Management (GWIM), Global Banking and Global Markets. Total loans (including Legacy Assets & Servicing and All Other) grew 3% from 1Q15. 2

$1,461 $652 $1,367 $677 ($237) ($823) $1,785 $740 $1,066 $984 ($40) ($1,855) Consumer Banking GWIM Global Banking Global Markets Legacy Assets & Servicing (LAS) All Other 1Q15 1Q16 1 1Q16 ROAAC 2, 3 23% 12% 11% 24% Business Results Net Income (Loss) ($MM) ____________________ 1 Global Markets net income included net debit valuation adjustments (DVA) of $154MM and ($401MM) in 1Q16 and 1Q15. 2 ROACC defined as return on average allocated capital. 3 Represents a non-GAAP financial measure. For important presentation information, see slide 30. Net income in business segments of $4.5B, up 16% Efficiency ratio (FTE) 73% 49% 62% 56% 3

Simpler Company

Reorganized to Focus on Customers' Core Needs

- Since 2010, sold non-core assets including:
  - Equity interests in other financial institutions
  - Non-core credit card portfolios
  - Ancillary mortgage businesses
  - International wealth management
- Exited correspondent/wholesale lending and proprietary trading
- Eliminated add-on products and reduced punitive fees
- Prioritized resources within Global Banking and Global Markets towards developing long-term relationships with our key clients

Simplified Consumer Product Set

Checking	*Credit Card*	*Savings*	*Home Loans*	*Business Loans*	*Auto Loans*
22 accounts	18 products	44 products	136 products	9 products	10 products
3	6	11	39	5	3

Less Complex

Number of legal entities



Down 50%
2011
1Q16

Improved Cost Structure ($B) [1]



2015
52.9
3.6
1.2
$57.7
2011
61.7
9.8
5.6
$77.1
$0
$40
$80
All Other
LAS (excl. litigation)
Litigation

- New BAC: Completed $8B of annualized cost saves in 3Q14 [2]
- Significant progress in reducing LAS expense (excl. litigation) [3]
- Simplify & Improve (SIM): Driving a culture focused on sustainable operating leverage

[1] Noninterest expense excludes goodwill impairment of $3.2B in 2011. Reported expenses were $80.3B.
[2] Program announced in 3Q11.
[3] Represents a non-GAAP financial measure. Reported LAS noninterest expense was $4.4B for 2015 and $17.1B in 2011.

Bank of America
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$494 $408 $256 $42 $0 $100 $200 $300 $0 $200 $400 $600 4Q09 1Q16 Avg. trading-related assets Avg. VaR 5.0% 7.9% $11.31 $16.17 $0 $5 $10 $15 $20 0% 3% 6% 9% 4Q09 1Q16 Tangible common equity (TCE) ratio Tangible book value per share Strengthened Balance Sheet and Reduced Risk Strengthened Capital TCE Ratio and Tangible Book Value per Share 1, 2 Built Record Liquidity GELS ($B) and TTF (months) Enhanced Funding Structure Deposits and Long-term Debt ($B) 1 $214 $525 25 36 10 20 30 40 50 $0 $200 $400 $600 4Q09 1Q16 Global Excess Liquidity Sources (GELS) Time to Required Funding (TTF) Improved Portfolio Mix Loans and Leases ($B) 1 67% 50% 33% 50% $1,003 $901 4Q09 1Q16 Consumer Commercial $992 $1,217 $523 $233 4Q09 1Q16 Deposits Long-term debt Lowered Average Trading-related Assets ($B) and VaR ($MM) 3 Reduced Illiquid Assets Level 3 Assets ($B) $104 $18 4Q09 4Q15 ____________________ 1 4Q09 reflects 12/31/09 information adjusted to include the 1/1/10 adoption of FAS 166/167 as reported in the company’s SEC filings, which represents a non-GAAP financial measure. 2 Represents a non-GAAP financial measure. Common equity ratio was 8.7% and 10.9% at 4Q09 and 1Q16. Book value per share was $21.48 and $23.12 at 4Q09 and 1Q16. 3 See note B on slide 28 for definition of VaR. 5

1Q16 Results ____________________ Note: Amounts may not total due to rounding. 1 FTE basis. 2 Represents a non-GAAP financial measure. Reported total revenue, net of interest expense was $19.5B, $19.7B and $20.9B for 1Q16, 4Q15 and 1Q15, respectively. 3 Represents a non-GAAP financial measure. 4 See note A on slide 28 for definition of market-related NII adjustments. $ in billions, except per share data Summary Income Statement Total revenue, net of interest expense 1, 2 $19.7 ($0.2) ($1.4) Noninterest expense 14.8 0.8 (1.0) Provision for credit losses 1.0 0.2 0.2 Net income 2.7 (0.7) (0.4) Diluted earnings per common share $0.21 ($0.07) ($0.04) Average diluted common shares (in billions) 11.10 (0.05) (0.17) Return Metrics Return on average assets 0.50% 0.61% 0.59 % Return on average common shareholders' equity 3.8 5.1 4.9 Return on average tangible common shareholders' equity 3 5.4 7.3 7.2 Efficiency ratio 1, 3 75.1 70.4 74.9 Inc/ (Dec) 1Q16 4Q15 1Q15 1Q16 4Q15 1Q15 • Net income of $2.7B in 1Q16, or $0.21 per diluted common share • Pre-tax results included the following items: – $1.2B negative market-related NII adjustments, or $0.07 per share after-tax 4 – $0.9B annual retirement-eligible incentive costs, or $0.05 per share after-tax 6

Balance Sheet, Liquidity and Capital Highlights

$ in billions, except per share data	1Q16	4Q15	1Q15
Balance Sheet (end of period balances)			
Total assets	$2,185.5	$2,144.3	$2,143.5
Total loans and leases	901.1	897.0	872.8
Total deposits	1,217.3	1,197.3	1,153.2
Funding & Liquidity			
Long-term debt	$232.8	$236.8	$237.9
Global Excess Liquidity Sources [1]	525	504	478
Time to Required Funding (in months) [1]	36	39	37
Equity			
Tangible common shareholders' equity [2]	$166.8	$162.1	$155.6
Tangible common equity ratio [2]	7.9 %	7.8 %	7.5 %
Common shareholders' equity	$238.4	$233.9	$227.9
Common equity ratio	10.9 %	10.9 %	10.6 %
Per Share Data			
Tangible book value per common share [2]	$16.17	$15.62	$14.79
Book value per common share	23.12	22.54	21.66
Common shares outstanding (in billions)	10.31	10.38	10.52

$ in billions	1Q16	4Q15	1Q15
Basel 3 Transition (as reported) [3, 4]			
Common equity tier 1 capital	$162.7	$163.0	$155.4
Risk-weighted assets	1,587	1,602	1,405
CET1 ratio	10.3 %	10.2 %	11.1 %
Basel 3 Fully Phased-in [3, 5, 6]			
Common equity tier 1 capital	$157.5	$154.1	$147.2
Standardized approach			
Risk-weighted assets	1,426	1,427	1,431
CET1 ratio	11.0 %	10.8 %	10.3 %
Advanced approaches			
Risk-weighted assets	$1,557	$1,575	$1,461
CET1 ratio	10.1 %	9.8 %	10.1 %
Supplementary leverage [7]			
Tier 1 capital	$181.4	$175.8	$169.4
Bank holding company SLR	6.8 %	6.4 %	6.3 %
Bank SLR	7.4	7.0	7.1

[1] See note C on slide 28 for definition of Global Excess Liquidity Sources and see note D on slide 28 for definition of Time to Required Funding.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 30.
[3] Regulatory capital ratios are preliminary. Common equity tier 1 (CET1) capital, Tier 1 capital, risk-weighted assets (RWA), CET1 ratio and bank holding company supplementary leverage ratio (SLR) as shown on a fully phased-in basis are non-GAAP financial measures. For important presentation information, see slide 30. For a reconciliation of CET1 and SLR transition to fully phased-in, see slide 27.
[4] Bank of America received approval to begin using the Advanced approaches capital framework to determine risk-based capital requirements beginning in the fourth quarter of 2015. With the approval to exit parallel run, Bank of America is now required to report regulatory capital RWA and ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is to be used to assess capital adequacy, and was the Advanced approaches at March 31, 2016 and December 31, 2015. Prior to exiting parallel run, we were required to report regulatory capital under the Standardized approach only.
[5] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology (IMM). As of March 31, 2016, BAC did not have regulatory approval for the IMM model.
[6] As previously disclosed, with the approval to exit parallel, U.S. banking regulators requested modifications to certain internal analytical models including the wholesale (e.g., commercial) credit models, which increased our risk-weighted assets under the Advanced approaches beginning in the fourth quarter of 2015.
[7] See note E on slide 28.

Bank of America
7

Loans & Leases and Deposits (EOP, $B) 8 ____________________ Note: Amounts may not total due to rounding. 1 Includes Consumer Banking, GWIM, Global Banking and Global Markets (GM). Total Loans & Leases LAS and All Other Loans & Leases $873 $881 $882 $897 $901 $0 $250 $500 $750 $1,000 1Q15 2Q15 3Q15 4Q15 1Q16 549 547 552 573 592 244 238 246 261 261 290 292 298 296 298 70 73 66 67 66 $1,153 $1,150 $1,162 $1,197 $1,217 $0 $250 $500 $750 $1,000 $1,250 1Q15 2Q15 3Q15 4Q15 1Q16 Consumer Banking GWIM Global Banking Other (GM, LAS, All Other) Total Deposits 200 204 209 214 218 128 132 135 138 138 290 302 310 320 330 63 66 70 73 73 $681 $705 $723 $745 $759 $0 $200 $400 $600 $800 1Q15 2Q15 3Q15 4Q15 1Q16 Consumer Banking GWIM Global Banking Global Markets Loans & Leases in Primary Lending Segments 1 160 147 131 125 117 32 30 28 27 25 $192 $177 $159 $152 $142 $0 $50 $100 $150 $200 1Q15 2Q15 3Q15 4Q15 1Q16 All Other Legacy Assets & Servicing

$1.2 $1.1 $0.9 $1.1 $1.1 $1.0 $0.9 $0.9 $1.0 $1.0 0.47% 0.43% 0.43% 0.45% 0.46% 0.56% 0.49% 0.43% 0.52% 0.48% 0.0% 0.5% 1.0% $0.0 $0.5 $1.0 $1.5 1Q15 2Q15 3Q15 4Q15 1Q16 Reported NCOs and ratio Adjusted NCOs and ratio ____________________ 1 Represents a non-GAAP financial measure. Adjusted net charge-offs exclude Department of Justice (DoJ) settlement impacts of $9MM, $28MM, $53MM, $166MM and $230MM for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively, and recoveries / (charge-offs) from nonperforming loan (NPL) sales and other recoveries of ($40MM), $8MM, $58MM, $27MM and $40MM for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively, and collateral valuation adjustments of $119MM in 4Q15. Asset Quality Trends 9 Net Charge-offs (NCOs) and Adjusted Net Charge-offs ($B) 1 Provision for Credit Losses ($B) $0.8 $0.8 $0.8 $0.8 $1.0 $0.0 $0.5 $1.0 1Q15 2Q15 3Q15 4Q15 1Q16 • Total reported and adjusted net charge-offs 1 were relatively flat versus 4Q15 • Provision of $1.0B increased $0.2B from 4Q15, driven by lower net reserve release – 1Q16 increase in commercial reserves for Energy was offset by reserve releases in consumer

Asset Quality – Consumer Portfolio 10 Consumer Net Charge-offs ($MM) $1,117 $1,020 $821 $958 $917 0.95% 0.87% 0.71% 0.84% 0.82% 0.0% 0.5% 1.0% 1.5% $0 $500 $1,000 $1,500 1Q15 2Q15 3Q15 4Q15 1Q16 Credit Card Other Net charge-off ratio Consumer Asset Quality Metrics ($MM) 1Q16 4Q15 1Q15 Provis ion $402 $494 $619 Nonperforming loans and leases 7,247 8,165 10,209 Al lowance for loans and leases 6,758 7,385 9,179 % of loans and leases 2 1.51% 1.63% 1.94% # times annual ized NCOs 1.83x 1.94x 2.03x ____________________ 1 Excludes FHA-insured loans and other loans individually insured under long-term standby agreements. 2 Excludes loans measured at fair value. Consumer 30+ Days Performing Past Due ($B) 1 $4.4 $4.2 $4.3 $4.3 $3.8 $0 $2 $4 $6 1Q15 2Q15 3Q15 4Q15 1Q16 • Consumer net charge-offs decreased $41MM compared to 4Q15, driven by the absence of certain items, primarily collateral valuation adjustments on consumer real estate ($119MM), partially offset by charge-offs on NPL sales • Consumer provision decreased $92MM compared to 4Q15, due to continued improvement in portfolio trends • Consumer NPLs declined $918MM compared to 4Q15, driven by consumer real estate NPL sales – 38% of consumer nonperforming loans are current • $6.8B of allowance for consumer loans and leases provides 1.51% coverage of loans and leases – Allowance covers 1.83x current period annualized net charge-offs compared to 1.94x in 4Q15

4.9 4.9 4.8 3.1 3.4 2.9 8.2 5.6 6.3 4.1 5.8 6.0 1.9 1.6 1.8 $22.2 $21.3 $21.8 $0 $5 $10 $15 $20 $25 1Q15 4Q15 1Q16 Exploration & Production (E&P) Oil Field Services (OFS) Refining & Marketing Vertically Integrated All Other Energy Asset Quality – Commercial Portfolio Commercial Net Charge-offs ($MM) $77 $48 $111 $186 $151 0.08% 0.05% 0.11% 0.17% 0.14% 0.0% 0.1% 0.2% 0.3% $0 $100 $200 1Q15 2Q15 3Q15 4Q15 1Q16 C&I Small Business and Other Net charge-off ratio Commercial Asset Quality Metrics ($MM) 1Q16 4Q15 1Q15 Provis ion $595 $316 $146 Nonperforming loans and leases 1,603 1,212 996 Reservable cri ticized uti l i zed exposure 18,577 15,896 11,901 Al lowance for loans and leases 5,311 4,849 4,497 % of loans and leases 2 1.19% 1.11% 1.15% # times annual ized NCOs 8.72x 6.60x 14.41x • Commercial net charge-offs decreased $35MM from 4Q15, driven primarily by non-Energy clients – Energy net charge-offs of $102MM increased $17MM • Allowance for loans and leases increased from 4Q15, driven by an increase in Energy reserves of $0.5B to $1.0B, due primarily to increased allowance coverage for the higher risk sub-sectors (E&P and OFS) • Utilized Energy exposure increased $0.5B from 4Q15, due primarily to increases in refining & marketing, partially offset by a decline in higher risk sub-sectors – Exposure of $7.7B to higher risk sub-sectors declined 7% and represents <1% of total loans and leases  56% of this utilized exposure is criticized • Reservable criticized exposure increased from 4Q15, driven primarily by a $1.6B increase in Energy and $0.2B increase in Metals & Mining • NPLs increased $0.4B fr m 4Q15, driven by increases in Energy ____________________ 1 All other primarily includes storage and transportation sub-sector, as well as consumable fuels. 2 Excludes loans measured at fair value. Utilized Energy Exposure ($B) 11 Higher risk sub- sectors 1

Net Interest Income 12 • Net interest income (NII) on an FTE basis of $9.4B, which included negative market-related NII adjustments of $1.2B – 1Q15 included negative market-related NII adjustments of $0.5B – 4Q15 included positive market-related adjustments of $0.1B as well as a negative adjustment related to certain trust preferred securities of $0.6B • Excluding market-related and other adjustments 3, NII of $10.6B increased slightly from 4Q15, driven primarily by higher short- end rates, seasonal leasing benefits as well as deposit and commercial loan growth, partially offset by lower long-end rates, a reduction of dividends paid on FRB stock, as well as one less interest accrual day – Adjusted net interest yield improved 5 bps to 2.31% • We remain well positioned for NII to benefit as rates move higher – +100 bps parallel shift in interest rate yield curve is estimated to benefit NII by $6.0B over the next 12 months 4 – Asset sensitivity increased from prior quarter, driven primarily by decreases in long-end rates ____________________ 1 FTE basis. 2 Represents a non-GAAP financial measure. Reported NII was $9.2B, $9.8B, $9.5B, $10.5B and $9.4B for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively. 3 Excludes market-related NII adjustments of premium amortization and hedge ineffectiveness of ($1.2B), $0.1B, ($0.6B), $0.7B and ($0.5B) for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively, as well as previously announced $0.6B reduction for certain subordinated notes related to trust preferred securities recorded in 4Q15. See note A on slide 28 for definition of market-related NII adjustments. 4 NII asset sensitivity excludes the impact of trading-related activities. NII FTE Basis ($B) 1, 2 NII Excluding Market-related and Other Adjustments ($B) 1, 2, 3 $9.6 $10.7 $9.7 $10.0 $9.4 2.16% 2.37% 2.10% 2.15% 2.05% 0% 1% 2% 3% 4% $0 $3 $6 $9 $12 1Q15 2Q15 3Q15 4Q15 1Q16 Net interest income Net interest yield $10.1 $10.0 $10.3 $10.5 $10.6 2.27% 2.22% 2.22% 2.26% 2.31% 0% 1% 2% 3% 4% $0 $3 $6 $9 $12 1Q15 2Q15 3Q15 4Q15 1Q16 Net interest income Net interest yield

13.1 12.8 12.5 0.3 0.3 1.0 0.9 1.0 0.8 0.7 0.4 0.4 0.4 $15.8 $14.0 $14.8 $0 $6 $12 $18 1Q15 4Q15 1Q16 All other Seasonally elevated payroll tax Retirement-eligible costs LAS (excl. litigation) Litigation Expense Highlights ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure. Reported LAS noninterest expense was $0.9B, $1.1B and $1.2B for 1Q16, 4Q15 and 1Q15, respectively. • Total noninterest expense of $14.8B in 1Q16 declined $1.0B, or 6%, from 1Q15, driven by lower revenue-related incentives, progress made on LAS costs and the expiration of fully amortized advisor retention awards • First quarter expenses included the following compensation costs: – Annual retirement-eligible incentive costs of $0.9B and $1.0B in 1Q16 and 1Q15 – Seasonally elevated payroll tax costs of $0.3B in both 1Q16 and 1Q15 • LAS expense, excluding litigation 1, declined to $0.7B in 1Q16 • FTE headcount was down 3% from 1Q15, as continued progress in LAS and other reductions in support staff and operations more than offset increases in client-facing professionals Noninterest Expense ($B) Full-time Equivalent Employees (FTEs, 000's) 13 1 205 203 203 14 10 10 220 213 213 0 50 100 150 200 250 1Q15 4Q15 1Q16 FTEs (excluding LAS) LAS FTEs

Consumer Banking

$ in millions	1Q16	Inc/(Dec) 4Q15	1Q15
Net interest income [1]	$5,185	$127	$313
Noninterest income	2,463	(239)	(71)
Total revenue, net of interest expense [1]	7,648	(112)	242
Provision for credit losses	560	(122)	(156)
Noninterest expense	4,266	(59)	(101)
Income tax expense [1]	1,037	58	175
Net income	$1,785	$11	$324

Key Indicators ($ in billions)	1Q16	4Q15	1Q15
Average deposits	$572.7	$557.3	$531.4
Rate paid on deposits	0.04 %	0.04 %	0.05 %
Cost of deposits [2]	1.71	1.77	1.87
Average loans and leases	$214.8	$211.1	$199.6
Client brokerage assets	126.9	122.7	118.5
Mobile banking active users (MM)	19.6	18.7	17.1
Number of financial centers	4,689	4,726	4,835
Combined credit / debit purchase volumes [3]	$120.3	$129.5	$117.1
Return on average allocated capital (ROAAC) [4]	24 %	24 %	20 %
Allocated capital [4]	$30.0	$29.0	$29.0
Efficiency ratio [1]	56 %	56 %	59 %

- Net income of $1.8B, up 22% from 1Q15; ROAAC of 24%
- Revenue of $7.6B increased 3% from 1Q15
  - NII increased driven by deposit growth, partially offset by lower credit card balances
  - Noninterest income decreased due to lower mortgage banking income and impact of certain divestitures, partially offset by higher card income and service charges
- Provision decreased from 1Q15, driven by continued portfolio improvement
- Noninterest expense decreased 2% from 1Q15, driven by lower operating expenses; efficiency ratio improved to 56% from 59%
- Average deposits of $573B grew $41B, or 8%, from 1Q15
  - Cost of deposits declined to 1.71%
- Average loans and leases of $215B grew $15B, or 8%, from 1Q15
- Client brokerage assets of $127B, up $8B from 1Q15, driven by account flows, partially offset by lower market valuations
- Combined debit and credit spend up 3% from 1Q15; up 5% adjusted for the impact of divestitures in prior periods
  - Issued 1.2MM new U.S. consumer credit cards
- Mobile banking active users of 19.6MM, up 15% from 1Q15; 16% of deposit transactions completed through mobile devices

[1] FTE basis.
[2] Cost of deposits calculated as annualized noninterest expense within the Deposits subsegment as a percentage of total average deposits within Consumer Banking.
[3] Includes portfolios in Consumer Banking and GWIM.
[4] Represents a non-GAAP financial measure. For important presentation information, see slide 30.

Bank of America
14

Consumer Banking Trends 15 • #1 U.S. Retail Deposit Market Share 1 • #1 Home Equity Lender (Inside Mortgage Finance ‘15) • #2 bank in J.D. Power 2015 U.S. Primary Mortgage Origination Satisfaction Study • #3 in U.S. Credit Card Balances 2 • #1 in Online Banking Functionality (Keynote ’15) • #1 in Prime Auto Credit mix among peers 3 • #2 Small Business Lender (FDIC ‘15) ____________________ Note: Amounts may not total due to rounding. 1 Source: SNL branch data. U.S. retail deposit market share based on June 2015 FDIC deposit data, adjusted to remove commercial balances. 2 Source: Competitor 4Q15 earnings releases. 3 Largest percentage of 740+ Scorex customers among key competitors as of January 2016. Source: Total Units Experian Autocount Risk Loan Analysis Scorex + (Loans, New & Used, Franchised Dealers). 4 FTE basis. Leading Consumer Franchise 69.1 68.7 69.1 68.4 68.4 6.9 7.0 7.2 7.6 7.8 0 2 4 6 8 10 0 20 40 60 80 1Q15 2Q15 3Q15 4Q15 1Q16 FTEs Sales specialists 17.1 17.6 18.4 18.7 19.6 13% 13% 14% 15% 16% 0% 5% 10% 15% 20% 0 5 10 15 20 1Q15 2Q15 3Q15 4Q15 1Q16 Mobile banking active users Mobile % of total deposit transactions Mobile Banking Active Users (MM) Full-Time Equivalent Employees (000’s) – 88% primary checking accounts 549 547 552 573 592 200 204 209 214 218 118 122 117 123 127 $868 $874 $878 $910 $937 $0 $250 $500 $750 $1,000 1Q15 2Q15 3Q15 4Q15 1Q16 Deposits Loans and leases Client brokerage assets Consumer Client Balances (EOP, $B) 4.9 4.9 5.0 5.1 5.2 2.5 2.6 2.8 2.7 2.5 $7.4 $7.5 $7.8 $7.8 $7.6 $0 $3 $6 $9 1Q15 2Q15 3Q15 4Q15 1Q16 Net interest income Noninterest income Total Revenue ($B) 4 86 84 85 86 84 39 40 42 43 45 45 45 44 43 43 11 14 17 21 25 19 18 18 18 18 $200 $202 $206 $211 $215 $0 $50 $100 $150 $200 $250 1Q15 2Q15 3Q15 4Q15 1Q16 U.S. consumer credit card Consumer vehicle lending Home equity Residential mortgage Other Average Loans and Leases ($B) 4

Consumer Banking Trends U.S. Consumer Credit Card ($B) 1,161 1,295 1,257 1,260 1,208 0 500 1,000 1,500 1Q15 2Q15 3Q15 4Q15 1Q16 Consumer Vehicle Lending ($B) Key Stats Average outstandings $38.9 $43.4 $45.2 NCO ratio 0.28% 0.27% 0.30 % Avg. booked FICO 777 781 778 1Q164Q151Q15 $5.7 $5.4 $7.0 $5.7 $7.7 $0 $5 $10 1Q15 2Q15 3Q15 4Q15 1Q16 $13.7 $16.0 $13.7 $13.5 $12.6 $0 $10 $20 1Q15 2Q15 3Q15 4Q15 1Q16 $3.2 $3.2 $3.1 $3.5 $3.8 $0 $2 $4 $6 1Q15 2Q15 3Q15 4Q15 1Q16Key Stats Average outstandings 4 $11.2 $21.2 $24.9 NCO ratio 0.00% 0.00% 0.00 % Avg. booked FICO 1 761 762 763 Avg. booked LTV 1 68% 69% 70% 1Q164Q151Q15 ____________________ 1 Includes loan production within Consumer Banking and GWIM. For U.S. consumer credit card balances, includes average balances of $3.0B, $3.0B and $3.1B in 1Q16, 4Q15 and 1Q15, respectively, within GWIM. 2 Represents a non-GAAP financial measure. The risk-adjusted margin (RAM) in 4Q15 is shown excluding divestiture gains; including this impact, RAM would have been 9.79%. 3 Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit. 4 Beginning with new originations in 2014, we retain certain residential mortgages in Consumer Banking, consistent with where the overall relationship is managed; previously such mortgages were retained in All Other. Home Equity ($B) Key Stats Average outstandings $45.3 $43.0 $42.6 NCO ratio 0.43% 0.58% 0.40 % Avg. booked FICO 1 791 793 794 Avg. booked CLTV 1 55% 56% 56% 1Q164Q151Q15 Key Stats Total average outstandings 1 $88.7 $88.6 $87.2 NCO ratio 2.84% 2.52% 2.71 % Risk-adjusted margin 2 9.02 9.41 9.05 Avg. booked FICO 1 773 771 771 1Q164Q151Q15 16 New Originations 1, 3 Residential Mortgage ($B) New Originations 1, 3 New Accounts (000’s) 1 New Originations

Global Wealth & Investment Management

$ in millions	1Q16	Inc/(Dec) 4Q15	1Q15
Net interest income [1]	$1,489	$77	$138
Noninterest income	2,956	(76)	(210)
Total revenue, net of interest expense [1]	4,445	1	(72)
Provision for credit losses	25	10	2
Noninterest expense	3,250	(225)	(208)
Income tax expense [1]	430	92	46
Net income	$740	$124	$88

Key Indicators ($ in billions)	1Q16	4Q15	1Q15
Average deposits	$260.5	$251.3	$243.6
Average loans and leases	137.9	135.8	126.1
Net charge-off ratio	0.01 %	0.06 %	0.06 %
Long-term AUM flows	($0.6)	$6.7	$14.7
Liquidity AUM flows	(3.8)	4.8	(1.5)
Pre-tax margin	26 %	21 %	23 %
Return on average allocated capital [2]	23	20	22
Allocated capital [2]	$13.0	$12.0	$12.0

- Net income of $0.7B, generating a pre-tax margin of 26% and ROAAC of 23%
- Revenue of $4.4B, down 2% from 1Q15
  - NII increased from 1Q15 reflecting the benefits from deposit and loan growth
  - Noninterest income down due to lower market valuations and transactional activity
- Noninterest expense decreased from 1Q15, due primarily to the expiration of fully amortized advisor retention awards, as well as lower revenue-related expenses
- Wealth advisors grew 3% from 1Q15 to 18,111 [3]
- Client balances of nearly $2.5T grew $8B from 4Q15, driven by increased flows in retirement and brokerage, partially offset by a decline in assets under management (AUM)
- Average deposits of $260B, up $9B from 4Q15 and $17B, or 7%, versus 1Q15
- Average loans of $138B, up $2B from 4Q15 and $12B, or 9%, versus 1Q15; 24th consecutive quarter of loan balance growth

[1] FTE basis.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 30.
[3] Includes financial advisors in Consumer Banking of 2,259 and 1,978 in 1Q16 and 1Q15.

Bank of America 17

Global Wealth & Investment Management Trends 18 Market Share Positioning Average Loans and Leases ($B) Total Client-Facing Professionals (000’s) 3 • #1 U.S. wealth management market position across client assets, deposits and loans 1 • #1 in personal trust assets under management 2 • #1 in Barron’s U.S. high net worth client assets (2015) • #1 in Barron’s Top 1,200 ranked Financial Advisors (2016) and Top 100 Women Advisors (2015) 1,218 1,218 1,136 1,154 1,172 917 930 877 901 891 244 238 246 261 261 131 136 138 141 141 $2,510 $2,522 $2,396 $2,457 $2,465 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 1Q15 2Q15 3Q15 4Q15 1Q16 Other Assets under management Deposits Loans and leases Client Balances (EOP, $B) 5 58 59 60 61 62 40 42 43 43 43 25 27 28 28 30 3 3 3 3 3 $126 $130 $133 $136 $138 $0 $50 $100 $150 1Q15 2Q15 3Q15 4Q15 1Q16 Consumer real estate Securities-based lending Structured lending Credit card / Other ____________________ Note: Amounts may not total due to rounding. 1 Source: Competitor 4Q15 earnings releases. 2 Source: Industry 4Q15 call reports. 3 Includes financial advisors in Consumer Banking of 2,259, 2,187, 2,050, 2,048 and 1,978 at 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively. 4 FTE basis. 5 Other includes brokerage assets and assets in custody. Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 2.1 2.1 2.1 2.1 2.0 1.1 1.1 1.0 1.0 0.9 1.4 1.4 1.4 1.4 1.5 $4.5 $4.6 $4.5 $4.4 $4.4 $0 $1 $2 $3 $4 $5 1Q15 2Q15 3Q15 4Q15 1Q16 Asset management fees Brokerage / Other Net interest income Revenue ($B) 4 20.1 20.2 20.4 20.6 20.6 0 5 10 15 20 25 1Q15 2Q15 3Q15 4Q15 1Q16 Financial advisors Other wealth advisors Other 4

Global Banking

$ in millions	1Q16	Inc/(Dec) 4Q15	1Q15
Net interest income [1]	$2,489	$103	$274
Noninterest income [2]	1,909	(196)	(278)
Total revenue, net of interest expense [1,2]	4,398	(93)	(4)
Provision for credit losses	553	320	457
Noninterest expense	2,159	84	27
Income tax expense [1]	620	(185)	(187)
Net income	$1,066	($312)	($301)

Key Indicators ($ in billions)	1Q16	4Q15	1Q15
Average deposits	$297.1	$307.8	$286.4
Average loans and leases	324.6	314.6	284.3
Net charge-off ratio	0.13 %	0.17 %	0.01 %
Total corporation IB fees (excl. self-led) [2]	$1.15	$1.27	$1.49
Global Banking IB fees [2]	0.64	0.73	0.85
Business Lending revenue	2.11	2.17	2.02
Global Transaction Services revenue	1.59	1.59	1.47
Return on average allocated capital [3]	12 %	16 %	16 %
Allocated capital [3]	$37.0	$35.0	$35.0
Efficiency ratio [1]	49 %	46 %	48 %

- Net income of $1.1B; ROAAC of 12%
- Revenue remained stable versus 1Q15
  - NII improved driven by increased loan and deposit balances
  - Noninterest income decreased due to lower investment banking fees and marks on loans and hedges, partially offset by growth in treasury services and card income
- Total Corporation investment banking fees of $1.2B (excl. self-led) declined 22% from 1Q15, driven by lower market fee pools
- Provision increased from 1Q15, driven primarily by increases in energy-related reserves
- Noninterest expense increased modestly versus 1Q15, due to investments in client-facing professionals in Commercial and Business Banking and higher severance costs, partially offset by lower revenue-related expenses
- Average loans and leases increased 14% from 1Q15, driven by growth in C&I, commercial real estate and leasing
  - Increased 3% from 4Q15, driven primarily by C&I
- Average deposits grew 4% from 1Q15

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Represents a non-GAAP financial measure. For important presentation information, see slide 30.

Bank of America 19

Global Banking Trends 20 ____________________ Note: Amounts may not total due to rounding. 1 Ranking per Dealogic for the first quarter as of April 1, 2016; excludes self-led deals. U.S. municipal bonds ranking per Thomson Reuters. 2 Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities. 3 FTE basis. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. 77% 77% 78% 78% 78% 23% 23% 22% 22% 22% $286 $288 $296 $308 $297 $0 $50 $100 $150 $200 $250 $300 $350 1Q15 2Q15 3Q15 4Q15 1Q16 Noninterest-bearing Interest-bearing 781 887 748 617 669 345 417 188 286 188 428 276 391 408 346 (67) (54) (40) (39) (50) $1,487 $1,526 $1,287 $1,272 $1,153 1Q15 2Q15 3Q15 4Q15 1Q16 Debt Equity Advisory Self-led deals Total Corporation IB Fees ($MM) 2 • #1 global ranking by volumes in leveraged loans, mortgage-backed securities, asset-backed securities, investment-grade corporate debt and syndicated loans; #1 ranking in U.S. municipal bonds 1 • Best Global Transaction Services and Global Loan House (Euromoney ’15) • Best Bank for Cash & Liquidity Management – Global (Treasury Management International ’15) • Most Innovative Investment Bank from North America (The Banker ’15) • Relationships with 81% of the Global Fortune 500; 96% of the U.S. Fortune 1,000 (2015) 2.2 2.2 2.3 2.4 2.5 0.9 0.8 0.8 0.7 0.6 0.7 0.7 0.7 0.7 0.7 0.6 0.6 0.5 0.6 0.5 $4.4 $4.2 $4.3 $4.5 $4.4 $0 $1 $2 $3 $4 $5 1Q15 2Q15 3Q15 4Q15 1Q16 Net interest income IB fees Service charges All other income Revenue ($B) 2, 3 4 Avg. Deposits ($B) Business Leadership Avg. Loans and Leases ($B) 141 147 150 157 161 126 132 137 141 147 17 17 17 17 17 $284 $295 $305 $315 $325 $0 $50 $100 $150 $200 $250 $300 $350 1Q15 2Q15 3Q15 4Q15 1Q16 Commercial Corporate Business Banking 3

Global Markets

$ in millions	1Q16	Inc/(Dec) 4Q15	1Q15
Net interest income [1]	$1,189	$58	$208
Noninterest income [2]	2,762	780	(448)
Total revenue, net of interest expense [1,2]	3,951	838	(240)
Net DVA	*154*	*352*	*555*
Total revenue (excl. net DVA) [1,2,3]	*3,797*	*486*	*(795)*
Provision for credit losses	9	(21)	(12)
Noninterest expense	2,432	(320)	(708)
Income tax expense [1]	526	373	173
Net income	$984	$806	$307
Net income (excl. net DVA) [3]	*$889*	*$588*	*($37)*

Key Indicators ($ in billions)	1Q16	4Q15	1Q15
Average trading-related assets	$407.8	$416.0	$443.9
Average loans and leases	69.3	68.8	56.6
Sales and trading revenue	3.4	2.4	3.5
Sales and trading revenue (excl. net DVA) [3]	3.3	2.6	3.9
Global Markets IB fees [2]	0.5	0.5	0.6
Return on average allocated capital [4]	11 %	2 %	8 %
Allocated capital [4]	$37.0	$35.0	$35.0
Efficiency ratio [1]	62 %	88 %	75 %

- Net income of $1.0B in 1Q16; excluding net DVA, net income of $0.9B
- Revenue, excluding net DVA, of $3.8B decreased from 1Q15, driven primarily by lower sales and trading results, as well as a decline in IB fees
- Excluding net DVA, sales and trading revenue of $3.3B increased seasonally by 25% from 4Q15, but declined 16% from 1Q15
  - FICC revenue decreased $0.5B, or 17%, from 1Q15, due primarily to a weak trading environment for credit-related products as well as a decline in currencies from a strong year-ago quarter, partially offset by improved performance in rates and client financing
  - Equities revenue decreased $0.1B, or 11% from 1Q15, reflecting a weaker trading performance in a challenging market environment
- Noninterest expense decreased $0.7B versus 1Q15, due primarily to lower litigation, as well as lower revenue-related expenses
  - Excluding litigation [5], expenses declined $0.3B, or 9%

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Represents a non-GAAP financial measure; see note F on slide 28.
[4] Represents a non-GAAP financial measure. For important presentation information, see slide 30.
[5] Represents a non-GAAP financial measure.

Bank of America

21

Global Markets Trends and Revenue Mix 22 2.7 2.1 2.0 1.8 2.3 1.1 1.2 1.2 0.9 1.0 $3.9 $3.3 $3.1 $2.6 $3.3 $0 $1 $2 $3 $4 $5 1Q15 2Q15 3Q15 4Q15 1Q16 FICC Equities $444 $442 $431 $416 $408 $62 $55 $51 $44 $42 $0 $25 $50 $75 $100 $0 $100 $200 $300 $400 $500 1Q15 2Q15 3Q15 4Q15 1Q16 Avg. trading-related assets Avg. VaR • #1 Global Research Firm for 5th consecutive year (Institutional Investor ’15) • #1 All-America Research Team (Institutional Investor ’15) • #1 in Global Equities trading commissions in 2015 (Greenwich Associates) • Americas Derivatives House of the Year (Global Capital) • 2015 Greenwich Quality Leader in Overall U.S. Fixed-Income Sales and Overall U.S. Fixed- Income Trading • #2 U.S. Business Done for Fixed Income & FX 1 ____________________ Note: Amounts may not total due to rounding. 1 Source: Orion. Released in December 2015 for the 12 months ended 2Q15. 2 Represents a non-GAAP financial measure. Reported sales & trading revenue was $3.4B, $2.4B, $3.2B, $3.1B and $3.5B for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively. Reported FICC sales & trading revenue was $2.4B, $1.6B, $2.0B, $1.9B and $2.4B for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively. Reported equities sales & trading revenue was $1.0B, $0.9B, $1.1B, $1.2B and $1.1B for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively. See note F on slide 28. 3 Macro includes G10 FX, rates and commodities products. 4 See note B on slide 28 for definition of VaR. 54% 46% Credit / other Macro 58% 42% U.S. / Canada International Sales & Trading Revenue (excl. net DVA) 2 ($B) Avg. Trading-related Assets ($B) and VaR ($MM) 4 Business Leadership 1Q16 Total FICC S&T Revenue Mix (excl. net DVA) 2 1Q16 Global Markets Revenue Mix (excl. net DVA) 2 3

Legacy Assets & Servicing 23 • Net loss of $40MM in 1Q16 • Total revenue declined from 1Q15, driven by a decrease in NII on lower loan balances, as well as a decline in noninterest income – Mortgage banking income decreased from 1Q15 as lower servicing fees and MSR net of hedge results were partially offset by gains on certain loan sales • Provision improved $0.2B from 1Q15, driven primarily by continued portfolio improvement • Litigation expense decreased from both comparative periods • LAS expense, excluding litigation 2, of $0.7B in 1Q16 – 60+ days delinquent first mortgage loans serviced down 42% from 1Q15 to 88K units in 1Q16 – LAS employees declined 30% from 1Q15 ____________________ 1 FTE basis. 2 Represents a non-GAAP financial measure. 3 Serviced by LAS employees. 4 Includes first mortgage and home equity. 5 Includes other FTEs supporting LAS (contractors). $ in millions Net interest income 1 $314 ($34) ($114) Noninterest income 365 125 (121) Total revenue, net of interest expense 1 679 91 (235) Provis ion for credit losses (118) (108) (209) Noninterest expense 860 (286) (340) Litigation expense 131 (222) (48) Noninterest expense, excluding litigation 2 729 (64) (292) Income tax expense (benefi t) 1 (23) 175 117 Net income (loss ) ($40) $310 $197 Key Indicators ($ in billions) Average loans and leases $25.9 $27.2 $32.4 MSR (EOP) 2.2 2.7 3.1 Capita l i zed MSR (bps) 58 71 68 Loans serviced for inve to s (EOP) 368 378 459 Total LAS mortgage banking income 0.4 0.2 0.5 1Q16 1Q15 Inc/(Dec) 1Q16 4Q15 1Q15 4Q15 153 132 114 103 88 0 50 100 150 200 1Q15 2Q15 3Q15 4Q15 1Q16 LAS Employees 5 15.5K 13.7K 12.3K 11.2K 10.8K $430 $392 $345 $352 $330 5,120 4,701 4,481 4,351 4,236 0 2,000 4,000 6,000 8,000 10,000 $0 $250 $500 1Q15 2Q15 3Q15 4Q15 1Q16 Servicing fees Total servicing portfolio Servicing Fees ($MM) and Servicing Portfolio (units in 000’s) 3 60+ Days Delinquent First Mortgage Loans (units in 000’s) 3 4

All Other [1]

$ in millions	1Q16	Inc/(Dec) 4Q15	1Q15
Net interest income [2]	($1,280)	($927)	($1,059)
Noninterest income	(114)	36	(34)
Total revenue, net of interest expense [2]	(1,394)	(891)	(1,093)
Provision for credit losses	(32)	108	150
Noninterest expense	1,849	1,612	319
Income (loss) before income taxes [2]	(3,211)	(2,611)	(1,562)
Income tax expense (benefit) [2]	(1,356)	(1,016)	(530)
Net income (loss)	($1,855)	($1,595)	($1,032)

Selected Revenue Items ($ in millions)	1Q16	4Q15	1Q15
Equity investment income	$30	$34	$1
Gains on sales of debt securities	226	269	263

Key Indicators ($ in billions)	1Q16	4Q15	1Q15
Average loans and leases	$120.6	$128.5	$168.1
Book value of Global Principal Investments	0.4	0.5	0.8
Total BAC equity investment exposure	11.0	11.5	11.4

- Net loss of $1.9B in 1Q16
- Revenue decline from 1Q15, driven by larger negative market-related NII adjustments and, to a lesser extent, lower gains on the sale of consumer real estate loans
- Provision benefit declined from 1Q15, driven by a slower pace of portfolio improvement, as well as the impact from sales of nonperforming loans
- Noninterest expense increased $0.3B from 1Q15, due primarily to higher litigation costs
  - Annual retirement-eligible incentive costs recorded in 1Q16 and 1Q15; allocated to the businesses throughout the year

[1] All Other consists of ALM activities, equity investments, the international consumer card business, liquidating businesses, residual expense allocations and other. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities including the residual net interest income allocation, the impact of certain allocation methodologies and accounting hedge ineffectiveness. Certain residential mortgage loans that are managed by LAS are held in All Other. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture as well as Global Principal Investments (GPI) which is comprised of a portfolio of equity, real estate and other alternative investments.

[2] FTE basis.

Bank of America 24

Key Takeaways 25 • Improved earnings in 4 of 5 business segments • Solid deposit and loan growth driven by good customer activity • Increased net interest income, excluding market-related adjustments • Managed costs while continuing to invest in the business • Asset quality remains strong – Continued improvement in consumer portfolios – Increased reserve coverage for Energy in commercial • Record capital and liquidity levels • Grew tangible book value while returning $1.5B to common shareholders • Focused on delivering responsible growth and positive operating leverage

Appendix

Regulatory Capital Reconciliations ($MM) [1, 2]

Regulatory Capital – Basel 3 transition to fully phased-in	1Q16	4Q15	1Q15
Common equity tier 1 capital (transition)	$162,732	$163,026	$155,438
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	(3,764)	(5,151)	(6,031)
Accumulated OCI phased in during transition	(117)	(1,917)	(378)
Intangibles phased in during transition	(983)	(1,559)	(1,821)
Defined benefit pension fund assets phased in during transition	(381)	(568)	(459)
DVA related to liabilities and derivatives phased in during transition	76	307	498
Other adjustments and deductions phased in during transition	(54)	(54)	(48)
Common equity tier 1 capital (fully phased-in)	$157,509	$154,084	$147,199
Tier 1 capital (transition)	$182,550	$180,778	$173,155
Transition adjustments	(1,157)	(4,964)	(3,707)
Tier 1 capital (fully phased-in)	$181,393	$175,814	$169,448

Risk-weighted Assets – As reported to Basel 3 (fully phased-in)	1Q16	4Q15	1Q15
As reported risk-weighted assets	$1,586,870	$1,602,373	$1,405,267
Change in risk-weighted assets from reported to fully phased-in	(29,709)	(27,690)	25,394
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3, 4]	$1,557,161	$1,574,683	n/a
Basel 3 Standardized approach risk-weighted assets (fully phased-in)			$1,430,661

Risk-weighted Assets – (fully phased-in)	1Q16	4Q15	1Q15
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	$1,425,758	$1,427,382	$1,430,661
Change in risk-weighted assets for advanced models	131,403	147,301	30,529
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3, 4]	$1,557,161	$1,574,683	$1,461,190

Basel 3 Regulatory Capital Ratios	1Q16	4Q15	1Q15
As reported Common equity tier 1 (transition)	10.3 %	10.2 %	11.1 %
Standardized approach Common equity tier 1 (fully phased-in)	11.0	10.8	10.3
Advanced approaches Common equity tier 1 (fully phased-in) [3, 4]	10.1	9.8	10.1
Bank holding company SLR (transition)	6.8	6.6	6.4
Bank holding company SLR (fully phased-in)	6.8	6.4	6.3

n/a = not applicable

[1] Regulatory capital ratios are preliminary. For important presentation information, see slide 30.

[2] Bank of America received approval to begin using the Advanced approaches capital framework to determine risk-based capital requirements beginning in the fourth quarter of 2015. With the approval to exit parallel run, Bank of America is now required to report regulatory capital RWA and ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is to be used to assess capital adequacy, and was the Advanced approaches at March 31, 2016 and December 31, 2015. Prior to exiting parallel run, we were required to report regulatory capital under the Standardized approach only.

[3] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the IMM. As of March 31, 2016, BAC did not have regulatory approval for the IMM model.

[4] As previously disclosed, with the approval to exit parallel, U.S. banking regulators requested modifications to certain internal analytical models including the wholesale (e.g., commercial) credit models, which increased our risk-weighted assets under the Advanced approaches beginning in the fourth quarter of 2015.

Bank of America
27

Notes 28 A Market-related NII adjustments include retrospective changes to debt security premium or discount amortization resulting from changes in estimated prepayments, due primarily to changes in interest rates, and hedge ineffectiveness. Amortization of premiums and accretion of discounts are included in interest income. When a change is made to the estimated lives of the securities, primarily as a result of changes in interest rates, the related premium or discount is adjusted, with a corresponding charge or benefit to interest income, to the appropriate amount had the current estimated lives been applied since the purchase of the securities. For more information, see Note 1 – Summary of Significant Accounting Principles to the Consolidated Financial Statements of the Corporation’s 2015 Annual Report on Form 10-K. B VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $23MM, $22MM, $24MM, $23MM and $30MM for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively. C Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or other regulated entities are subject to certain regulatory restrictions. D Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the BAC parent company’s Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. For periods shown in 2015, we have included in the amount of unsecured contractual obligations the liability, including estimated costs, for the previously announced BNY Mellon private-label securitization settlement. In 1Q16, settlement payment was made for $8.5B. E The numerator of the SLR is quarter-end Basel 3 Tier 1 capital. The denominator is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions. Differences between fully phased-in and transitional supplementary leverage exposures are immaterial. F Revenue for all periods included net DVA on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were $154MM, ($198MM), $12MM, ($199MM) and ($401MM) for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively. Net DVA gains (losses) included in FICC revenue were $140MM, ($190MM), $18MM, ($199MM) and ($392MM) for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively. Net DVA gains (losses) included in equities revenue were $14MM, ($8MM), ($6MM), $0 and ($9MM) for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively.

Forward-Looking Statements 29 Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent Bank of America's current expectations, plans or forecasts of its future results and revenues, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of Bank of America's 2015 Annual Report on Form 10-K, and in any of Bank of America's subsequent Securities and Exchange Commission filings: the Company's ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to distinguish certain aspects of the ACE Securities Corp. v. DB Structured Products, Inc. (ACE) decision or to assert other claims seeking to avoid the impact of the ACE decision; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company’s recorded liability and estimated range of possible loss for its representations and warranties exposures; the possibility that the Company may not collect mortgage insurance claims; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory proceedings, including the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible loss for litigation exposures; the possible outcome of LIBOR, other reference rate and foreign exchange inquiries and investigations; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, currency exchange rates and economic conditions; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior and other uncertainties; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; the impact on the Company’s business, financial condition and results of operations from a protracted period of lower oil prices; adverse changes to the Company’s credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company’s assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements, including the potential adoption of total loss-absorbing capacity requirements; the potential for payment protection insurance exposure to increase as a result of Financial Conduct Authority actions; the impact of recent proposed U.K. tax law changes including a further limitation on how much net operating losses can offset annual profits and a reduction to the U.K. corporate tax rate which, if enacted, will result in a tax charge upon enactment; the possible impact of Federal Reserve actions on the Company’s capital plans; the possible impact of regulatory determinations regarding the Company’s Recovery and Resolution plans; the impact of implementation and compliance with new and evolving U.S. and international regulations, including, but not limited to, recovery and resolution planning requirements, the Volcker Rule, and derivatives regulations; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Certain prior period amounts have been reclassified to conform to current period presentation. Beginning in the first quarter of 2016, the Corporation classifies operating leases in other assets on the Consolidated Balance Sheet. For December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, $6.0B, $5.6B, $5.3B and $5.2B, respectively, of operating leases were reclassified from loans and leases to other assets to conform to this presentation. Additionally, amounts related to these leases were reclassified from net interest income to other income and other general operating expenses on the Consolidated Statement of Income. • Certain financial measures contained herein represent non-GAAP financial measures. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended March 31, 2016 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis, are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides a more accurate picture of the interest margin for comparative purposes. The FTE adjustment was $215MM, $226MM, $226MM, $223MM and $215MM for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively. • The Company’s fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on the Standardized and Advanced approaches under Basel 3 and supplementary leverage ratio final rules. Under the Basel 3 Advanced approaches, risk-weighted assets are determined primarily for market risk and credit risk, similar to the Standardized approach, but also incorporate operational risk and a credit valuation adjustment component. Market risk capital measurements are consistent with the Standardized approach, except for securitization exposures, where the Supervisory Formula Approach is also permitted. Credit risk exposures are measured using internal ratings-based models to determine the applicable risk weight by estimating the probability of default, loss given default and, in certain instances, exposure at default. The internal analytical models primarily rely on internal historical default and loss experience. The calculations under Basel 3 require management to make estimates, assumptions and interpretations, including the probability of future events based on historical experience. Actual results could differ from those estimates and assumptions. Bank of America received approval to begin using the Advanced approaches capital framework to determine risk- based capital requirements beginning in the fourth quarter of 2015. As previously disclosed, with the approval to exit parallel, U.S. banking regulators requested modifications to certain internal analytical models including the wholesale (e.g., commercial) credit models, which increased our risk-weighted assets under the Advanced approaches beginning in the fourth quarter of 2015. These Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology (IMM). As of March 31, 2016, BAC did not have regulatory approval for the IMM model. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile and strategic plans. As a result of this process, in the first quarter 2016, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 30